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                                   EXHIBIT 22.1

                          SUBSIDIARIES OF THE COMPANY

                                       NAME                             JURISDICTION
            ----------------------------------------------------------  ------------
            Atari (Benelux) B.V.......................................   Holland
            Atari Corp. (U.K.) Ltd....................................   England
            Atari Computer Corporation................................   Nevada